Exhibit 31.3

CERTIFICATION

I, Bryan Edmiston, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of WisdomTree Investments, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Accounting Officer
(Principal Accounting Officer)

Date: August 11, 2020